Exhibit 10.2

Execution Version

PLEDGE AND security AGREEMENT

This PLEDGE AND SECURITY AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) dated as of July 31, 2026 (the “Closing Date”), is entered into among SUNSET GROUND AT BROKEN ARROW, LLC, a Colorado limited liability company (“Sunset Ground”), and SUNSET AT BROKEN ARROW LLC, a Colorado limited liability company (“Sunset Broken Arrow” and, together with Sunset Ground, the “Grantors” and each a “Grantor”), and YA II PN, LTD., a Cayman Islands exempt limited partnership, as collateral agent for the Buyers (in such capacity, together with its successors, “Collateral Agent”). Reference is made to that certain Securities Purchase Agreement, dated as of July 31, 2026 (as amended, restated, supplemented or otherwise modified from time to time, the “Securities Purchase Agreement”), by and among Venu Holding Corporation, a Colorado corporation (the “Company”), and each buyer identified on the signature pages thereto (each, including its successors and assigns, a “Buyer” and collectively, the “Buyers”). It is a condition to the Securities Purchase Agreement that the parties hereto enter into this Agreement to grant a security interest in the Collateral (as defined herein).

The parties hereto hereby agree as follows:

1. defined terms. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth on Exhibit A or ascribed thereto in the Securities Purchase Agreement or the Convertible Debentures (as defined in the Securities Purchase Agreement). All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein. As used in this Agreement, the word “shall” is mandatory, the word “may” is permissive, the word “or” is not exclusive, the words “includes” and “including” are not limiting, the singular includes the plural, and numbers denoting amounts that are set off in brackets are negative. Unless otherwise specified, all references in this Agreement or any Annex or Schedule hereto to a “Section,” “subsection,” “Exhibit,” “Annex,” or “Schedule” shall refer to the corresponding Section, subsection, Exhibit, Annex, or Schedule in or to this Agreement. For purposes of this Agreement, whenever a representation or warranty is made to a Person’s knowledge or awareness, knowledge or awareness means the actual knowledge, after reasonable investigation, of any Responsible Officer of such Person.

2. CREATION OF SECURITY INTEREST

2.1 Grant of Security Interest. Each Grantor hereby grants to Collateral Agent, for the ratable benefit of the Buyers, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Collateral Agent, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof. If the Securities Purchase Agreement is terminated, Collateral Agent’s Lien in the Collateral shall continue until the Obligations (other than contingent indemnification obligations as to which no claim has been asserted or is known to exist) are repaid in full in cash. Each Grantor acknowledges that the security interest granted herein is not a mere formality but a fundamental part of the bargained-for consideration in connection with the transactions contemplated by the Transaction Documents.

2.2 Priority of Security Interest. Each Grantor represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral (subject only to Permitted Liens). If a Grantor shall acquire a commercial tort claim with a potential recovery in excess of Seventy-Five Thousand Dollars ($75,000), such Grantor shall promptly notify Collateral Agent in writing and deliver such other information and documents as Collateral Agent may reasonably require to take any further action necessary or advisable to perfect Collateral Agent’s Lien in such commercial tort claim. If a Grantor shall acquire an instrument whose value exceeds Seventy-Five Thousand Dollars ($75,000), then such Grantor shall promptly notify Collateral Agent and deliver the same together with an instrument of transfer and any necessary endorsement, all in form satisfactory to Collateral Agent; provided that no Grantor shall be required to deliver any instrument that constitutes Excluded Property.

2.3 Authorization to File Financing Statements. Each Grantor hereby authorizes Collateral Agent to file at any time financing statements, continuation statements and amendments thereto with all appropriate jurisdictions to perfect or protect Collateral Agent’s interest or rights hereunder. Such financing statements may describe the Collateral as all assets of such Grantor.

2.4 Pledge of Equity Interests. Each Grantor hereby pledges, assigns and grants to Collateral Agent a security interest in all the Equity Interests in which such Grantor has any interest, together with all proceeds and substitutions thereof, all cash, stock and other moneys and property paid thereon, all rights to subscribe for securities declared or granted in connection therewith, and all other cash and noncash proceeds of the foregoing, as security for the performance of the Obligations. On the Closing Date, the certificate or certificates for such Equity Interests (if any), to the extent certificated, will be delivered to Collateral Agent, accompanied by a stock power or other appropriate instrument of assignment duly executed in blank. To the extent required by the terms and conditions governing the Equity Interests in which a Grantor has an interest, upon request by the Collateral Agent, each Grantor shall cause the books of each Person whose Equity Interests are part of the Collateral and any transfer agent to reflect the pledge of the Equity Interests. Upon the occurrence and during the continuance of an Event of Default hereunder, Collateral Agent may effect the transfer of any securities included in the Collateral (including but not limited to the Equity Interests) into the name of Collateral Agent and cause new certificates representing such securities to be issued in the name of Collateral Agent or its transferee. Each Grantor will execute and deliver such documents, and take or cause such actions to be taken, as Collateral Agent may request to perfect or continue the perfection of Collateral Agent’s security interest in the Equity Interests. Unless an Event of Default shall have occurred and be continuing, each Grantor shall be entitled to exercise any voting rights with respect to the Equity Interests in which it has an interest and to give consents, waivers and ratifications in respect thereof, provided that after notice from Collateral Agent following an Event of Default or if a Grantor has commenced an Insolvency Proceeding, such Grantor’s rights to exercise voting rights with respect to such Equity Interests shall be automatically terminated, and in any event, no vote shall be cast or consent, waiver or ratification given or action taken which would be inconsistent with any of the terms of the Transaction Documents or which would constitute or create any violation of any of such terms. All such rights to vote and give consents, waivers and ratifications shall terminate upon the occurrence and during the continuance of an Event of Default.

3. Covenants; REPRESENTATIONS

Each Grantor hereby agrees to do all of the following:

3.1 Insurance

(a) Ensure that proceeds in excess of $50,000 per occurrence payable under any property insurance policy with respect to Collateral are, at Collateral Agent’s option, payable to Collateral Agent. Proceeds below this threshold may be used by Grantors for repair or replacement, for the ratable benefit of Buyers, on account of the Obligations. To that end, all property policies shall have a lender’s loss payable endorsement showing Collateral Agent as lender loss payable, all liability policies shall show, or have endorsements showing, Collateral Agent as an additional insured, in each case, in form reasonably satisfactory to Collateral Agent and as set forth on Exhibit B.

(b) Notwithstanding the foregoing, (a) so long as no Event of Default has occurred and is continuing, the Grantors shall have the option of applying the proceeds of any casualty policy up to Fifty Thousand Dollars ($50,000) in the aggregate per fiscal year toward the prompt replacement or repair of destroyed or damaged property; provided that any such replaced or repaired property (i) shall be of equal or like value as the replaced or repaired Collateral and (ii) shall be Collateral in which Collateral Agent has been granted a first priority security interest and (b) after the occurrence and during the continuance of an Event of Default, all such proceeds shall, at the option of Collateral Agent, be payable to Collateral Agent, for the ratable benefit of Buyers, on account of the Obligations.

(c) At Collateral Agent’s request, each Grantor shall deliver certified copies of insurance policies and evidence of all premium payments. Each provider of any such insurance required under this Section 3.1 shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to Collateral Agent, that it will give Collateral Agent thirty (30) days prior written notice (or at least ten (10) days’ prior written notice for non-payment of premium) before any such policy or policies shall be canceled.

(d) If any Grantor fails to obtain insurance as required under this Section 3.1 or to pay any amount or furnish any required proof of payment upon Collateral Agent’s request, and such failure continues for ten (10) Business Days following written notice from Collateral Agent, Collateral Agent may obtain such insurance or make such payment, Collateral Agent may make all or part of such payment or obtain such insurance policies required in this Section 3.1 and take any action under the policies as Collateral Agent deems prudent or may direct.

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3.2 Collateral Accounts.

Each Grantor shall not establish or maintain any Collateral Account other than (i) Collateral Accounts identified in the Perfection Certificate and subject to an Account Control Agreement in form and substance satisfactory to the Collateral Agent and (ii) Excluded Accounts. Each Grantor shall cause each bank, broker, securities intermediary or other financial institution at or with which any Collateral Account is maintained, other than Excluded Accounts, to execute and deliver an Account Control Agreement in form and substance satisfactory to the Collateral Agent. With respect to any Collateral Account existing on the Closing Date, such Account Control Agreement shall be delivered on or before the Closing Date or such later date as the Collateral Agent may agree in writing in its sole discretion. No Grantor shall establish any new Collateral Account, or transfer any funds or assets into any new Collateral Account, unless and until such Collateral Account is subject to an Account Control Agreement in form and substance satisfactory to the Collateral Agent, other than Excluded Accounts. Each Grantor shall provide Collateral Agent written notice at least five (5) Business Days prior to establishing any new Collateral Account, identifying the name and address of the applicable financial institution, the name in which the account will be held, the purpose of the account and the complete account number therefor. If (x) any account ceases to qualify as an Excluded Account, or (y) any new Collateral Account is established, then the applicable Grantor shall, within twenty (20) days after such event, cause such account to be subject to an Account Control Agreement in form and substance satisfactory to the Collateral Agent. Except for Collateral Accounts identified in the Perfection Certificate or in a notice timely delivered pursuant to this Section 3.2, no Grantor shall maintain any Collateral Account.

3.3 Property Locations.

(a) Provide to Collateral Agent at least ten (10) days’ prior written notice before adding any new offices or business or Collateral locations, including warehouses (unless such new offices or business or Collateral locations qualify as Excluded Locations).

(b) With respect to any property or assets of a Grantor located with a third party, including a bailee, datacenter or warehouse (other than Excluded Locations), such Grantor shall, if requested in writing by Collateral Agent, use its commercially reasonable efforts to cause such third party to execute and deliver a Collateral Access Agreement for such location, including an acknowledgment from each of the third parties that it is holding or will hold such property, subject to Collateral Agent’s security interest. The Grantors shall ensure that (i) the Collateral is located only at the locations identified in the Perfection Certificate and other Permitted Locations and (ii) the Collateral is not in the possession of any third party bailee (such as a warehouse) except as otherwise provided in the Perfection Certificate.

(c) With respect to any property or assets of a Grantor located on leased premises (other than Excluded Locations), such Grantor shall, if requested in writing by Collateral Agent, use its commercially reasonable efforts to cause such third party to execute and deliver a Collateral Access Agreement for such location.

3.4 Equipment.

(a) With respect to any Equipment that operates using embedded proprietary software subject to a license from the manufacturer or a third party, each Grantor shall (i) maintain all such software licenses in full force and effect and (ii) promptly notify Collateral Agent of any default, termination, or threatened termination of any such license material to the business of the Grantors.

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3.5 Perfection Certificate.

(a) In connection with this Agreement, each Grantor has delivered to Collateral Agent a completed certificate signed by a Responsible Officer of the Grantors entitled “Perfection Certificate” (as updated from time to time pursuant to this Section 3.5, the “Perfection Certificate”). Except to the extent the Grantors have provided notice thereof in accordance with Section 3.5(b), each Grantor shall ensure that (i) each Grantor’s exact legal name is that indicated on the Perfection Certificate and on the signature page hereof; (ii) each Grantor is an organization of the type and is organized in the jurisdiction set forth in the Perfection Certificate; (iii) the Perfection Certificate accurately sets forth each Grantor’s organizational identification number or accurately states that such Grantor has none; (iv) the Perfection Certificate accurately sets forth each Grantor’s place of business, or, if more than one, its chief executive office or principal place of business as well as such Grantor’s mailing address (if different than its chief executive office or principal place of business); (v) except as set forth in the Perfection Certificate, each Grantor (and each of its predecessors) has not, in the past five (5) years, changed its jurisdiction of formation, organizational structure or type, or any organizational number assigned by its jurisdiction; and (vi) all other information set forth on the Perfection Certificate pertaining to each Grantor and each of its Subsidiaries is accurate and complete in all material respects (it being understood and agreed that each Grantor may from time to time update certain information in the Perfection Certificate after the date hereof to the extent permitted by one or more specific provisions in this Agreement).

(b) No Grantor shall (i) engage in any business other than the businesses currently engaged in by such Person, as applicable, or any line of business reasonably complimentary, ancillary or otherwise related thereto; (ii) cease doing business, or liquidate or dissolve; or (iii) without at least ten (10) days prior written notice to Collateral Agent, change its jurisdiction of organization, change its organizational structure or type, change its legal name, change its organizational number (if any) assigned by its jurisdiction of organization, or change its chief executive office or principal place of business.

(c) The Grantors shall deliver an updated Perfection Certificate within sixty (60) days of the end of each fiscal year and, in any event, promptly and in no event later than five (5) Business Days after any Grantor obtains knowledge of any information contained in the then-current Perfection Certificate becoming inaccurate, incomplete or misleading in any material respect.

3.6 Representations Regarding Collateral. Each Grantor jointly and severally, represent and warrant to Collateral Agent and each Buyer that the following are, and after giving effect to the Transaction Documents will be, true, correct and complete (it being agreed to and understood that the Grantors shall be deemed to have made and remade the following representations and warranties only on the Closing Date and on each date of an extension of credit or investment pursuant to the Convertible Debentures or the Securities Purchase Agreement):

(a) Each Grantor has good title to, rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien pursuant to this Agreement, free and clear of any and all Liens except Permitted Liens.

(b) Except for the Collateral Accounts described in the Perfection Certificate or in a notice timely delivered pursuant to Section 3.2, no Grantor has any Collateral Accounts at or with any bank, broker or other financial institution, and each Grantor has taken such actions as are necessary to give Collateral Agent a perfected security interest therein as required pursuant to the terms of the Transaction Documents.

(c) The Collateral is located only at the locations identified in the Perfection Certificate and other Permitted Locations. The Collateral is not in the possession of any third party bailee (such as a warehouse) except as otherwise provided in the Perfection Certificate.

(d) Each Grantor is the sole owner of the Intellectual Property which it owns or purports to own and which is material to its business except for (i) open-source software and (ii) over-the-counter software that is commercially available to the public. To such Grantor’s knowledge, no written claim has been made and remains pending alleging that any material Intellectual Property owned by such Grantor violates the rights of any third party.

(e) Each Grantor represents and warrants that it has good and marketable title to all Equipment included in the Collateral, free and clear of all Liens other than Permitted Liens. All Equipment included in the Collateral is located on premises that are owned or leased by a Grantor.

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(f) The real estate listed in the Perfection Certificate constitutes all of the real estate of each Grantor. Each of the Grantors has good record title or valid leasehold interests in all real estate and personal property and valid leasehold interests in all leased personal property, except for Permitted Liens.

(g) All written information and certificates furnished by or on behalf of any Grantor to the Collateral Agent or any Buyer in connection with or pursuant to this Agreement or any other Transaction Document are, taken as a whole, true, correct and complete in all material respects as of the date furnished and do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

3.7 C-PACE Financing. In the event any Grantor obtains or seeks to obtain financing under a commercial property assessed clean energy program or similar program established under applicable law with respect to energy efficiency, renewable energy, water conservation, resiliency or other qualifying improvements to real property owned or leased by such Grantor (a “C-PACE Financing”), such Grantor shall provide the Collateral Agent with not less than fifteen (15) days’ prior written notice thereof, together with complete copies of all proposed C-PACE documentation (including any assessment contract, program approval documents, proposed lienholder consent forms, and a summary of all material terms). The Collateral Agent shall consider in good faith any request to execute a customary lienholder consent in connection with such C-PACE Financing; provided that the Collateral Agent shall be obligated to consider such request in good faith only with respect to consents (x) in connection with C-PACE Financing that constitutes Permitted C-PACE Indebtedness, (y) that would impair the priority of its Lien only on the specific real property subject to the Permitted C-PACE Indebtedness, and (z) on terms otherwise consistent with clause (6) of the definition of Permitted Liens. For the avoidance of doubt, a “customary lienholder consent” shall not include any agreement that subordinates the priority of the Collateral Agent’s Lien except to the extent expressly required by clause (6) of the definition of Permitted Liens and applicable Oklahoma law. Nothing in this provision shall require the Collateral Agent to execute any consent, and the Collateral Agent’s sole obligation hereunder is to consider any such request in good faith.

4. Collateral AGENT’S RIGHTS AND REMEDIES

4.1 Rights and Remedies. Upon the occurrence and during the continuance of an Event of Default, Collateral Agent is entitled, at the direction of Buyers, to do any or all of the following:

(a) verify the amount of, demand payment of and performance under, and collect any Accounts and General Intangibles, settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that Collateral Agent may determine is advisable, and notify any Person owing each Grantor money of Collateral Agent’s security interest in such funds;

(b) make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral;

(c) ratably apply to the Obligations any amount held by Collateral Agent owing to or for the credit or the account of each Grantor;

(d) ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral;

(e) deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Account Control Agreement or similar agreements providing control of any Collateral;

(f) demand and receive possession of any Grantor’s books and records; and

(g) exercise all rights and remedies available to Collateral Agent and Buyers under the Transaction Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).

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Grantors shall assemble the Collateral if Collateral Agent requests and make it available as Collateral Agent designates. Collateral Agent may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Each Grantor grants Collateral Agent a license to enter and occupy any of its premises, without charge, to exercise any of Collateral Agent’s rights or remedies. Collateral Agent is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, such Grantor’s labels, Patents, Copyrights, mask works, rights of use of any name, trade secrets, trade names, Trademarks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Collateral Agent’s exercise of its rights under this Section, such Grantor’s rights under all licenses and all franchise agreements inure to Collateral Agent’s benefit. If, after the acceleration of the Indebtedness, any Grantor receives proceeds of Collateral, such Grantor shall deliver such proceeds to Collateral Agent, for the ratable benefit of Buyers, to be applied to the Obligations. Grantors shall fully cooperate with Collateral Agent to (i) submit any notices, filings, submissions, or other documents to enable Collateral Agent to exercise all rights and remedies available to Collateral Agent pursuant to this Agreement and the other Transaction Documents (including but not limited to submission of any change of ownership or information notices), and (ii) structure arrangements contemplated hereby in a manner that maximizes Collateral Agent’s rights in the Collateral to the greatest extent permitted by applicable law, including directing payments to Collateral Accounts.

4.2 Power of Attorney. Each Grantor hereby irrevocably appoints Collateral Agent as its lawful attorney-in-fact, exercisable solely upon the occurrence and during the continuance of an Event of Default, to: (a) send requests for verification of Accounts or notify Account Debtors of Collateral Agent’s security interest and Liens in the Collateral; (b) endorse such Grantor’s name on any checks or other forms of payment or security; (c) sign such Grantor’s name on any invoice or bill of lading for any Account or drafts against Account Debtors schedules and assignments of Accounts, verifications of Accounts, and notices to Account Debtors; (d) settle and adjust disputes and claims about the Accounts directly with Account Debtors, for amounts and on terms Collateral Agent determines reasonable; (e) make, settle, and adjust all claims under such Grantor’s insurance policies; (f) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; (g) transfer the Collateral into the name of Collateral Agent or a third party as the Code permits; (h) dispose of the Collateral and (i) take such other actions as Collateral Agent determines to be necessary or advisable for the purpose of maintaining, preserving or protecting the Collateral or any of the rights, remedies, powers or privileges of Collateral Agent under this Agreement or the other Transaction Documents. Each Grantor further hereby appoints Collateral Agent (and any of Collateral Agent’s partners, managers, officers, agents or employees) as its lawful attorney-in-fact, with full power of substitution, regardless of whether or not an Event of Default has occurred or is continuing to sign each Grantor’s name on any documents and other Security Instruments necessary to perfect or continue the perfection of, or maintain the priority of, Collateral Agent’s security interest in the Collateral. Collateral Agent’s foregoing appointment as such Grantor’s attorney in fact, and all of Collateral Agent’s rights and powers, coupled with an interest, are irrevocable until all Obligations (other than contingent indemnification obligations as to which no claim has been asserted or is known to exist) have been fully repaid, in cash, and otherwise fully performed and all obligations under the Convertible Debentures have been terminated.

4.3 Protective Payments. If a Grantor fails to obtain the insurance called for by Section 3.1 or fails to pay any premium thereon or fails to pay any other amount which such Grantor is obligated to pay under this Agreement or any other Transaction Document which are required to preserve the Collateral, Collateral Agent may obtain such insurance or make such payment, but only after providing the applicable Grantor with at least five (5) Business Days’ prior written notice as a reasonable opportunity to cure the same, except in exigent circumstances where the Collateral Agent reasonably determines that immediate action is necessary to prevent cancellation of insurance or material impairment of Collateral, and all amounts so paid by Collateral Agent are Buyer Expenses and immediately due and payable, bearing interest at the then highest rate applicable to the Obligations, and secured by the Collateral. Collateral Agent will make reasonable efforts to provide Grantors with notice of Collateral Agent obtaining such insurance at the time it is obtained or within a reasonable time thereafter. No payments by Collateral Agent are deemed an agreement to make similar payments in the future or Collateral Agent’s waiver of any Event of Default.

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4.4 Application of Payments and Proceeds Upon Default. If an Event of Default has occurred and is continuing, Collateral Agent shall have the right to apply in any order any funds in its possession, whether payments, proceeds realized as the result of any collection of Accounts or other disposition of the Collateral, or otherwise, to the Obligations, for the ratable benefit of Buyers. Collateral Agent shall pay any surplus to the Grantors by credit to the Deposit Account designated by the Grantors or as directed by a court of competent jurisdiction. Grantors shall remain liable to Collateral Agent and Buyers for any deficiency. If Collateral Agent, directly or indirectly, enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Collateral Agent may either reduce the Obligations by the principal amount of the purchase price or defer the reduction of the Obligations until the actual receipt by Collateral Agent of cash or immediately available funds therefor.

4.5 Collateral Agent’s Liability for Collateral. So long as Collateral Agent complies with reasonable secured lender practices regarding the safekeeping of the Collateral in the possession or under the control of Collateral Agent and applicable law, Collateral Agent shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person. Each Grantor bears all risk of loss, damage or destruction of the Collateral. Notwithstanding anything to the contrary herein, at any time Collateral Agent may, but is not required to, take such actions as Collateral Agent deems necessary or advisable to perfect, maintain the perfection or priority of, or protect the enforceability of, Collateral Agent’s Liens in the Collateral, including filing financing statements, continuation statements and amendments, obtaining lien searches and taking other ministerial or protective actions with respect to the Collateral; provided that, unless an Event of Default has occurred and is continuing, Collateral Agent shall not exercise remedies against the Collateral solely pursuant to this sentence.

4.6 No Waiver; Remedies Cumulative. Any failure by Collateral Agent, at any time or times, to require strict performance by each Grantor of any provision of this Agreement or any other Transaction Document shall not waive, affect, or diminish any right of Collateral Agent thereafter to demand strict performance and compliance herewith or therewith. Collateral Agent’s rights and remedies under this Agreement and any other Transaction Document are cumulative. Collateral Agent has all rights and remedies provided under the Code, by law, or in equity. Collateral Agent’s exercise of one right or remedy is not an election and shall not preclude Collateral Agent from exercising any other remedy under this Agreement or other remedy available at law or in equity, and any waiver of any Event of Default is not a continuing waiver. Any delay in exercising any remedy is not a waiver, election, or acquiescence.

4.7 Demand Waiver. Each Grantor waives presentment, demand and notice of default.

5. NOTICES

All notices, consents, requests, approvals, demands, or other communication by any party to this Agreement must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail, with proper postage prepaid; (b) when sent by electronic mail upon transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, or email address indicated below. Collateral Agent, Buyers and Grantors may change their respective mailing or electronic mail addresses by giving the other party written notice thereof in accordance with the terms of this Section 5.

If to a Grantor:

SUNSET GROUND AT BROKEN ARROW, LLC

and SUNSET AT BROKEN ARROW, LLC

c/o Venu Holding Corporation

1755 Telstar Drive, Suite 501

Colorado Springs, Colorado 80920

Attention: CEO & Managing Member

E-mail: [●]

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With a copy, not constituting notice, to:	Dykema Gosset PLLC 111 E. Kilbourn Avenue, Suite 1050 Milwaukee, Wisconsin 53202 Attention: Peter Waltz E-Mail: pwaltz@dykema.com
If to Collateral Agent:	YA II PN, LTD. c/o Yorkville Advisors Global, LLC 1012 Springfield Avenue Mountainside, NJ 07092 Attention: Mark Angelo Email: [●]
With a copy to (but not constituting notice):	HAYNES AND BOONE LLP 30 Rockefeller Plaza, 26th Floor New York, New York 10112 Attention: Greg Kramer Email: greg.kramer@haynesboone.com

6. CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of law. Each Grantor hereby submits to the exclusive jurisdiction of the State and Federal courts in New York County, City of New York, New York; provided, however, that nothing in this Agreement shall be deemed to operate to preclude Collateral Agent from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of or Collateral Agent. Each Grantor expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and each Grantor hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Each Grantor hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to each Grantor at the address set forth in, or subsequently provided by such Grantor in accordance with, Section 5 hereof and that service so made shall be deemed completed upon the earlier to occur of such Grantor’s actual receipt thereof or three (3) Business Days after deposit in the U.S. mails, proper postage prepaid. Each Grantor hereby expressly waives any claim to assert that the laws of any other jurisdiction govern this Agreement.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ALL OF THE PARTIES HERETO EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO THIS AGREEMENT. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT OR ANYWHERE ELSE, EACH Grantor AGREES THAT IT SHALL NOT SEEK FROM COLLATERAL AGENT UNDER ANY THEORY OF LIABILITY (INCLUDING ANY THEORY IN TORTS), ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

This Section 6 shall survive the termination of this Agreement.

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7. GENERAL PROVISIONS

7.1 Termination; Survival; Release of Collateral. All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations (other than contingent indemnification obligations as to which no claim has been asserted or is known to exist and any other obligations which, by their terms, are to survive the termination of this Agreement) have been satisfied in full, in cash and the Convertible Debentures have been paid in full and all obligations thereunder and under the Transaction Documents are terminated (such date, the “Discharge Date”). Those obligations that are expressly specified in this Agreement as surviving this Agreement’s termination shall continue to survive notwithstanding this Agreement’s termination. Promptly after the Discharge Date, Buyers shall direct Collateral Agent to deliver evidence of the release of Collateral (at the Grantors’ expense) which release shall occur reasonably promptly following the Discharge Date.

7.2 Successors and Assigns. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. No Grantor may assign this Agreement or any rights or obligations except in connection with a permitted assignment of such Grantor’s rights or obligations under the Securities Purchase Agreement.

7.3 Amendments in Writing; Waiver; Integration. No purported amendment or modification of this Agreement, or waiver, discharge or termination of any obligation under this Agreement, shall be effective except in a writing agreed to by the Collateral Agent and the affected Grantors, pursuant to an agreement in writing by the parties thereto, and in case of this Agreement, pursuant to an agreement in writing entered into by Buyers, Grantors and Collateral Agent. Without limiting the generality of the foregoing, no oral promise or statement, nor any action, inaction, delay, failure to require performance or course of conduct shall operate as, or evidence, an amendment, supplement or waiver of any provision of any Transaction Document. Any waiver granted shall be limited to the specific circumstance expressly described in it and shall not apply to any subsequent or other circumstance, whether similar or dissimilar, or give rise to, or evidence, any obligation or commitment to grant any further waivers.

7.4 Appointment of Collateral Agent. Each Buyer hereby appoints Collateral Agent to act on behalf of Buyers as collateral agent under this Agreement and the other Transaction Documents, and to hold and enforce any and all Liens on Collateral granted by any of the Grantors to secure any of the Obligations. The provisions of this Section 7.4 are solely for the benefit of Collateral Agent and Buyers.

7.5 Other Provisions. The terms of Sections 5.5, 5.6, 5.8, 5.9, 5.10, 5.11, 5.13, 5.14, 5.15 and 5.20 of the Securities Purchase Agreement are incorporated herein by reference, it being understood that references to the “parties” shall include Collateral Agent.

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9

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Closing Date.

GRANTORS:

SUNSET GROUND AT BROKEN ARROW, LLC

By:	Sunset at Broken Arrow LLC
Its:	Manager

By:	/s/ Jay William Roth
Name:	Jay William Roth
Title:	Manager

SUNSET AT BROKEN ARROW LLC

By:	/s/ Jay William Roth
Name:	Jay William Roth
Title:	Manager

[Venu – Pledge and Security Agreement Signature Page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Closing Date.

COLLATERAL AGENT:

YA II PN, LTD.

By:	Yorkville Advisors Global, LP
Its:	Investment Manager

By:	Yorkville Advisors Global II, LLC
Its:	General Partner

By:	/s/ Matt Beckman
Name:	Matt Beckman
Title:	Manager

[Venu – Pledge and Security Agreement Signature Page]

Exhibit A

Defined terms

“Account Control Agreement” means any control agreement entered into among the depository institution at which a Grantor maintains a Deposit Account or the securities intermediary or commodity intermediary at which a Grantor maintains a Securities Account or a Commodity Account, one or more Grantors, and Collateral Agent pursuant to which Collateral Agent, for the benefit of Buyers, obtains control (within the meaning of the Code) over such Deposit Account, Securities Account, or Commodity Account, in each case in form and substance satisfactory to Collateral Agent.

“Buyer Expenses” means (a) all fees costs, and expenses (including reasonable, documented and out-of-pocket attorneys’ fees and expenses), of Collateral Agent or Buyers for preparing, amending, negotiating, administering, filing or recording any Transaction Document (including financing statements), including filing or recording fees, public record searches, notarization, courier and messenger services, real estate surveys, background checks, title policies and endorsements and environmental audits, (c) reasonable, documented and out-of-pocket fees and expenses of Collateral Agent or any Buyer in connection with any field examination, audit, appraisal or valuation permitted under the Transaction Documents, (d) all reasonable, documented and out-of-pocket costs and expenses (including taxes and insurance premiums) required to be paid by a Grantor or any of its Subsidiaries under any Transaction Document that are paid or advanced by Collateral Agent or any Buyer, and (e) any documented and out of pocket expenses of Collateral Agent or any Buyer (including reasonable attorneys’, accountants’, consultants’ and other advisors’ fees and expenses) incurred in connection with terminating, defending or enforcing the Transaction Documents (including during the continuance of an Event of Default) or in connection with the enforcement, protection or realization upon the Collateral (including, without limitation, those incurred in connection with any appeal, Insolvency Proceeding, “workout” or “restructuring” concerning any Grantor or any of its Subsidiaries or in exercising rights or remedies under the Transaction Documents, irrespective of whether a lawsuit or other adverse proceeding is brought), or otherwise incurred with respect to a Grantor or in connection with the transactions contemplated by the Transaction Documents.

“Code” means the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of New York; provided, that, to the extent that the Code is used to define any term herein or in any Transaction Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Collateral Agent’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

“Collateral” means any and all properties, rights and assets of the Grantors party hereto described on Exhibit C, and any Equity Interests pledged pursuant to Section 2.4 hereof, in each case other than Excluded Property. For the avoidance of doubt, Collateral shall not include any property or asset of Venu Holding Corporation or any other affiliate or subsidiary of any Grantor unless such Person is a Grantor under this Agreement and such property or asset is expressly included in the Collateral.

“Collateral Access Agreement” means a landlord waiver, bailee letter, or other agreement, in form and substance reasonably satisfactory to the Collateral Agent, pursuant to which a third party in possession or control of any Collateral, or the owner or operator of any premises on which any Collateral is stored or located, (a) acknowledges the Collateral Agent’s security interest in such Collateral, (b) waives or subordinates any Lien or claim such third party may have with respect to such Collateral, and (c) agrees to provide the Collateral Agent with access to such premises to exercise its rights and remedies with respect to such Collateral upon the occurrence and during the continuance of an Event of Default.

“Collateral Account” means any Deposit Account, Securities Account or Commodity Account of a Grantor.

“Commodity Account” means any “commodity account” as defined in the Code with such additions to such term as may hereafter be made.

“Copyrights” means any and all copyright rights, copyright applications, copyright registrations and like protections of a Person in each work of authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret.

“Deposit Account” means any “deposit account” as defined in the Code with such additions to such term as may hereafter be made, and includes any checking account, savings account or certificate of deposit.

“Equity Interests” means, with respect to any Person, any of the shares of capital stock of (or other ownership, membership or profit interests in) such Person, any of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership, membership or profit interests in) such Person, any of the securities convertible into or exchangeable for shares of capital stock of (or other ownership, membership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and any of the other ownership, membership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Excluded Accounts” means (i) Collateral Accounts with a balance or maintaining assets valued not greater than $50,000 individually and $75,000 in the aggregate at any time and (ii) Collateral Accounts used exclusively for payroll, payroll taxes and other employee wage and benefit payments, provided that (A) such Collateral Accounts have been identified as such to Collateral Agent on the Perfection Certificate or, if any such Collateral Account is designated as such following the Closing Date, on the then-next Perfection Certificate delivered, and (B) the aggregate balance maintained in such Collateral Accounts shall not exceed the amount necessary to pay payroll, payroll taxes and other employee wage and benefit payments in the then-next payroll period.

“Excluded Locations” means the following locations where Collateral may be located from time to time: (a) locations where mobile office equipment (e.g. laptops, mobile phones and the like) may be located with employees in the Ordinary Course of Business, and (b) other locations where, in the aggregate for all such locations, less than $75,000 of Collateral is located, provided that the chief executive office or principal place of business of any Grantor shall not constitute an Excluded Location.

“Excluded Property” means:

(a) any property or property right of a Person to the extent and for so long as the grant of a security interest pursuant to the Transaction Documents in such Person’s right, title or interest therein (1) is prohibited by applicable Law or regulation (including restrictions in respect of margin stock, fraudulent conveyance, preference, thin capitalization or other similar laws or regulations), or (2) requires government or regulatory consents that have not been obtained (other than from a Grantor of the Company, or an Affiliate of a Grantor or the Company) (it being understood that the Grantors, the Company and their Affiliates shall use commercially reasonable efforts to obtain such consent if requested by the Collateral Agent) (in each case of the foregoing clauses (1) and (2), other than to the extent such prohibition, requirement or right would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable Law (including the U.S. Bankruptcy Code) or principles of equity), other than the proceeds and receivables of such property or property right the assignment of which is expressly deemed effective under the Code or other applicable Law notwithstanding such prohibition, requirement or right to the extent such proceeds are not otherwise Excluded Property; provided, however, that such security interest shall attach immediately and automatically without further action when such prohibition, requirement or right is repealed, rescinded or otherwise ceases to be effective;

(b) any lease, license or other agreement to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or create a right of termination in favor of any other party thereto (other than the Company, the Grantors or their Affiliates) after giving effect to the applicable anti-assignment provisions of the Code or any other applicable requirement of Law;

(c) any governmental licenses or state or local licenses, franchises, charters and authorizations, if and for so long as the grant of such security interest shall constitute or result in (1) the abandonment, invalidation or unenforceability of any right, title or interest of any Grantor therein or (2) a breach or a right of termination in favor of any other party thereto (other than in favor of the Company, the Grantors or their Affiliates) pursuant to the terms of, or a default under any such license, franchise, charter or authorization (in each case of the foregoing clauses (1) and (2), other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9- 409 of the Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable Law (including the U.S. Bankruptcy Code) or principles of equity), other than the proceeds and receivables of any such license, franchise, charter or authorization the assignment of which is expressly deemed effective under the Code or other applicable Law notwithstanding such prohibition or restriction to the extent such proceeds are not otherwise Excluded Property; provided, however, that such security interest shall attach immediately at such time as the condition causing such abandonment, invalidation or unenforceability shall be remedied and to the extent severable, shall attach immediately to any portion of such license, franchise, charter or authorization that does not result in any of the consequences specified in clauses (1) and (2) above;

(d) any Excluded Account and any cash, cash equivalents, securities, investment property or amounts on deposit therein;

(e) any “intent-to-use” applications for Trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. §1051 or similar laws in other jurisdictions, unless and until an Amendment to Allege Use or a Statement of Use under Section 1(c) or 1(d) of the Lanham Act (or the equivalent in any applicable jurisdiction) has been filed and accepted by the United States Patent and Trademark Office, to the extent, if any, that, and solely during the period, if any, in which the grant of a security interest therein would impair the validity or enforceability of such intent-to-use application under applicable federal law; and

(f) particular assets if and for so long as, in the reasonable judgment of the Collateral Agent and the Grantor, the cost, difficulty, burden or consequences of obtaining, perfecting or maintaining a security interest in such assets exceeds the practical benefits to the Collateral Agent and the Buyers afforded thereby;

provided that, notwithstanding the foregoing, (A) the Grantors may in their sole discretion elect to exclude any property from the definition of “Excluded Property”, and (B) a security interest shall be, and pursuant to this Agreement is, granted in (I) any property immediately upon such property ceasing to be Excluded Property and (II) any and all Proceeds, products, substitutions and replacements of Excluded Property to the extent such proceeds, products, substitutions and replacements do not themselves constitute Excluded Property.

“General Intangibles” means all “general intangibles” as defined in the Code in effect on the Closing Date with such additions to such term as may hereafter be made, and includes without limitation, all Intellectual Property, claims, income and other tax refunds, security and other deposits, payment intangibles, contract rights, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Insolvency Proceeding” means any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, proceedings seeking an order to stay the rights of creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Intellectual Property” means, with respect to any Grantor (or, as applicable, any of its Subsidiaries), all of such Person’s right, title, and interest in and to the following:

(a) its Copyrights, Trademarks and Patents;

(b) any and all trade secrets and trade secret rights, including, without limitation, any rights to unpatented inventions, know-how, operating manuals;

(c) any and all source code;

(d) any and all design rights which may be available to such Person;

(e) any and all claims for damages by way of past, present and future infringement of any of the foregoing, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the Intellectual Property rights identified above; and

(f) all amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, governmental or regulatory licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Obligations” means all loans, advances, debts, liabilities, obligations, covenants, or duties for the performance of obligations or the payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are fixed or determined, and whether or not the claim for any such amount is reduced to judgment or liquidated), whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, whether or not from time to time decreased or extinguished and later increased, created or incurred, whether or not recovery of any such obligation may be barred by a statute of limitations or whether or not such obligation may otherwise be or become unenforceable, owing by the Company or any Grantor to any Buyer, the Collateral Agent, or any Indemnitee, arising under or in connection with any of the Transaction Documents, whether now existing or hereafter arising, including: (a) all principal, premium (if any), redemption payments, interest (including any interest that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in such Insolvency Proceeding), fees, costs, charges, liquidated damages and expenses under the Convertible Debentures; (b) all indemnification obligations under or in connection with the Transaction Documents; (c) all fees, costs and expenses payable to the Collateral Agent or any Buyer under any Transaction Document; (d) Buyer Expenses; and (e) all other monetary and performance obligations of the Company or any Grantor under any Transaction Document, including all renewals, extensions, amendments and modifications of any of the foregoing. For the avoidance of doubt, the Obligations include all obligations of the Company under the Convertible Debentures, the Securities Purchase Agreement, the Warrants and the other Transaction Documents that the Grantors have agreed to secure pursuant to this Agreement.

“Ordinary Course of Business” means, in respect of any transaction involving any Person, the ordinary course of such Person’s business as conducted by any such Person in accordance with (a) the usual and customary customs and practices in the kind of business in which such Person is engaged, and (b) the past practice and operations of such Person, and in each case, undertaken by such Person in good faith and not for purposes of evading any covenant or restriction in any Transaction Document.

“Patents” means all patents, patent applications and like protections of a Person including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same and all rights therein provided by international treaties or conventions.

“Permitted Liens” means: (1) Liens in favor of the Collateral Agent to secure the Obligations; (2) Liens for taxes, assessments or governmental charges not yet due or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP; (3) mechanics’, materialmen’s, carriers’, workers’ or repairmen’s Liens arising in the ordinary course of business securing amounts not yet overdue by more than sixty (60) days or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP; (4) easements, rights-of-way, restrictions, encroachments, zoning ordinances and other similar charges or encumbrances not securing debt and not materially interfering with the use or operation of the Collateral; (5) Liens disclosed on a schedule of existing Liens delivered to, and expressly approved in writing by, the Collateral Agent on or prior to the Closing Date; provided that (a) such Liens secure only the obligations specifically described on such schedule, in the amounts set forth thereon, (b) such Liens attach only to the assets specifically identified on such schedule and do not extend to any other Collateral, additions, accessions, substitutions or proceeds except to the extent expressly approved by the Collateral Agent, (c) such Liens are not renewed, extended, amended, supplemented or otherwise modified in any manner that increases the amount secured thereby, expands the property subject thereto, changes the priority thereof, or is otherwise adverse to the Collateral Agent or the Buyers, and (d) if requested by the Collateral Agent, the applicable lienholder shall have entered into an intercreditor, subordination, landlord waiver, bailee waiver, payoff, release or similar agreement in form and substance satisfactory to the Collateral Agent; and (6) Liens securing the Permitted C-PACE Indebtedness of Sunset Broken Arrow; provided that (a) the Grantors shall deliver to the Collateral Agent true, correct and complete copies of all documentation evidencing such C-PACE Indebtedness, assessment, lien or charge, including any mortgage-holder consent, assessment contract and county or program approval documents, prior to the effectiveness thereof, (b) all amounts payable in respect thereof shall be kept current at all times, (c) any priority of such assessment, lien or charge over the Liens of the Collateral Agent shall be limited solely to the extent required by applicable Oklahoma law and only with respect to unpaid assessment installments, required statutory delinquent interest, and legal fees incurred in connection with a foreclosure of such lien pursuant to applicable Oklahoma law, and (d) the terms of such C-PACE Indebtedness, assessment, lien or charge shall not impair the Collateral Agent’s rights or remedies with respect to any Collateral other than the specific real property subject to such assessment, except to the extent expressly required by applicable Oklahoma law.

“Permitted Locations” means, collectively, the following locations where Collateral may be located from time to time: (a) locations identified in the Perfection Certificate or from time to time identified to Collateral Agent in accordance with applicable Transaction Documents and (b) the Excluded Locations.

“Responsible Officer” means with respect to any Person, any of the Chief Executive Officer, President or Chief Financial Officer of such Person.

“Securities Account” means any “securities account” as defined in the Code with such additions to such term as may hereafter be made.

“Security Instrument” means any security agreement, assignment, pledge agreement, financing or other similar statement or notice, continuation statement, other agreement or instrument, or any amendment or supplement to any thereof, creating, governing or providing for, evidencing or perfecting any security interest or Lien.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company or joint venture, association or other entity (i) of which any general partnership interest, (ii) of which more than fifty percent (50%) of the stock, limited liability company interest, joint venture interest or other Equity Interest which by the terms thereof has the ordinary voting power to elect the Board or other governing body of such entity is, at the time as of which any determination is being made, owned, controlled or held, directly or indirectly, by such Person or (iii) that is otherwise Controlled, directly or indirectly, by such Person. Unless the context otherwise requires, each reference to a Subsidiary herein shall be a reference to any direct or indirect Subsidiary of the Grantors.

“Trademarks” means any trademark and service mark rights of a Person, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business connected with and symbolized by such trademarks.

EXHIBIT B

REQUIREMENTS FOR INSURANCE DOCUMENTATION

EXHIBIT C

COLLATERAL DESCRIPTION

The Collateral consists of all of each Grantor’s right, title and interest in and to the following property wherever located, whether now owned or existing or hereafter acquired, created or arising, in each case other than Excluded Property:

All goods, Accounts, Equipment, real property, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles, Intellectual Property, commercial tort claims, Documents, Instruments (including any promissory notes), Chattel Paper (whether tangible or electronic), cash, Deposit Accounts, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other Investment Property, Supporting Obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and all of each Grantor’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds (both cash and non-cash) and insurance proceeds of any or all of the foregoing, but excluding, in each case, all Excluded Property.